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                                                                     EXHIBIT 4.5

NEITHER THIS WARRANT NOR THE SECURITIES FOR WHICH IT IS EXERCISABLE HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE SECURITIES ACT. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS AND THE LAWS OF OTHER APPLICABLE JURISDICTIONS.

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE TERMS OF THIS CLASS C WARRANT, COPIES OF WHICH ARE AVAILABLE FROM NEPHROS, INC., INCLUDING, WITHOUT LIMITATION, THE LOCK-UP PROVISIONS OF SECTION 12 HEREOF.

                                  NEPHROS, INC.

                                     Form of

                  Class C Warrant for the Purchase of Shares of
                                  Common Stock

No. C-1                                                       September 22, 2003

                FOR VALUE RECEIVED, NEPHROS, INC., a Delaware corporation (the "Company"), hereby certifies that Joe Giamanco or his registered assigns (the "Holder") is entitled to purchase from the Company, subject to the provisions of this Warrant (the "Warrant"), at any time on or after the date hereof (the "Initial Exercise Date"), and prior to 11:59 P.M., New York City time, on September 11, 2006 (the "Termination Date"), 15,627 fully paid and non-assessable shares of the Common Stock, $.001 par value, of the Company ("Common Stock"), at an exercise price of $2.50 per share of Common Stock for an aggregate exercise price of thirty-nine thousand sixty-seven dollars and fifty cents ($39,067.50) (the aggregate purchase price payable for the Warrant Shares hereunder is hereinafter sometimes referred to as the "Aggregate Exercise Price"). The number of shares of Common Stock to be received upon exercise of this Warrant and the price to be paid for each share of Common Stock are subject to possible adjustment from time to time as hereinafter set forth. The shares of Common Stock or other securities or property deliverable upon such exercise as adjusted from time to time is hereinafter sometimes referred to as the "Warrant Shares." The exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Per Share Exercise Price." The Per Share Exercise Price is

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subject to adjustment as hereinafter provided; in the event of any such adjustment, the number of Warrant Shares shall also be adjusted, by dividing the Aggregate Exercise Price by the Per Share Exercise Price in effect immediately after such adjustment. The Aggregate Exercise Price is not subject to adjustment except to the extent of any partial exercise of this Warrant. This Warrant may constitute one in a series of warrants (the "Class C Warrants") which includes this Warrant and any other Class C Warrant for the Purchase of Shares of Common Stock of the Company, of like tenor hereto.

                1.      Exercise of Warrant.

                (a) This Warrant may be exercised in whole or in part, at any time by its holder commencing on the Initial Exercise Date and prior to the Termination Date:

                        (i) by presentation and surrender of this Warrant, together with the duly executed subscription form attached at the end hereof, at the address set forth in Subsection 8(a) hereof, together with payment, by certified or official bank check or wire transfer payable to the order of the Company, of the Aggregate Exercise Price or the proportionate part thereof if exercised in part; or

                        (ii) by presentation and surrender of this Warrant, together with the duly executed cashless exercise form attached at the end hereof (a "Cashless Exercise") at the address set forth in Subsection 8(a) hereof. The exchange of Common Stock for the Warrant shall take place on the date specified in the Cashless Exercise Form or, if later, the date the Cashless Exercise Form is surrendered to the Company (the "Exchange Date"). Such presentation and surrender shall be deemed a waiver of the Holder's obligation to pay the Aggregate Exercise Price, or the proportionate part thereof if this Warrant is exercised in part. In the event of a Cashless Exercise, this Warrant shall represent the right to subscribe for and to acquire the number of shares of Common Stock equal to (x) the number of shares of Common Stock specified by the Holder in its Cashless Exercise Form (the "Total Number") (such number not to exceed the maximum number of shares of Common Stock subject to this Warrant, as may be adjusted from time to time) less (y) the number of shares of Common Stock equal to the quotient obtained by dividing (A) the product of the Total Number and the existing Per Share Exercise Price by (B) the fair market value per share of Common Stock at such time, as determined by the Board of Directors of the Company in good faith (the "Per Share FMV"). No Cashless Exercise shall be effected unless the Per Share FMV is greater than the Per Share Exercise Price as of the Exchange Date.

                (b) If this Warrant is exercised in part only, the Company shall, upon presentation of this Warrant upon such exercise, execute and deliver (along with the certificate for the Warrant Shares purchased) a new Warrant evidencing the rights of the Holder hereof to purchase the balance of the Warrant Shares purchasable hereunder upon the same terms and conditions as herein set forth. Upon proper exercise of this Warrant, the Company promptly shall deliver certificates for the Warrant Shares to the Holder duly legended as authorized by the subscription form. No fractional shares or scrip representing fractional shares shall be issued upon exercise of this Warrant; provided that the Company shall pay to the Holder of the Warrant cash in lieu of such fractional shares.

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                2.      Reservation of Warrant Shares; Fully Paid Shares; Taxes.
The Company hereby represents that it has, and until expiration of this Warrant agrees that it shall, reserve for issuance or delivery upon exercise of this Warrant, such number of shares of the Common Stock as shall be required for issuance and/or delivery upon exercise of this Warrant in full, and agrees that all Warrant Shares so issued and/or delivered will be validly issued, fully paid and non-assessable, and further agrees to pay all taxes (other than income taxes) and charges that may be imposed upon such issuance and/or delivery. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock (or other securities or assets) in a name other than that in which the Warrants so exercised were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of such tax or has established, to the satisfaction of the Company, that such tax has been paid.

                3.      Protection Against Dilution.

                (a) In case the Company shall hereafter (i) pay a dividend or make a distribution on its capital stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company (each of (i) through (iv) an "Action"), the Per Share Exercise Price shall be adjusted to be equal to a fraction, the numerator of which shall be the Aggregate Exercise Price and the denominator of which shall be the number of shares of Common Stock or other capital stock of the Company that the Holder would have held (solely as a result of the exercise of this Warrant and the operation of such Action) immediately following such Action if this Warrant had been exercised immediately prior to such Action. An adjustment made pursuant to this Subsection 3(b) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

                (b) In the event of any capital reorganization or reclassification not otherwise covered in this Section 3, or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), the Holder of this Warrant shall have the right thereafter to receive on the exercise of this Warrant the kind and amount of securities, cash or other property which the Holder would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Warrant been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in this
Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. The above provisions of this Subsection 3(b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances.

                (c) Whenever the Per Share Exercise Price payable upon exercise of this Warrant is adjusted pursuant to this Section 3, the number of shares of Common Stock underlying this Warrant shall simultaneously be adjusted to equal the number obtained by dividing the Aggregate Exercise Price (as the same shall be reduced to the extent of any partial exercise of this Warrant) by the adjusted Per Share Exercise Price.

                (d)     If, as a result of an adjustment made pursuant to this
Section 3, the Holder shall become entitled to receive, upon exercise of the Warrant, shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive) shall determine the allocation of the adjusted Per Share Exercise Price between or among shares or such classes of capital stock or shares of Common Stock and other capital stock.

                4. Limited Transferability. This Warrant may not be sold, transferred, assigned or hypothecated by the Holder except in compliance with the provisions of the Act and the applicable state securities "blue sky" laws, and is so transferable only upon the books of the Company which it shall cause to be maintained for such purpose. The Company may treat the registered Holder of this Warrant as he or it appears on the Company's books at any time as the Holder for all purposes.

                5. Loss, etc., of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company (which may include a bond), if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

                6.      Investment Intent.

                (a) The Holder represents, by accepting this Warrant, that it understands that this Warrant and any securities obtainable upon exercise of this Warrant have not been registered for sale under Federal or state securities laws and are being offered and sold to the Holder pursuant to one or more exemptions from the registration requirements of such securities laws. The Holder is an "accredited investor" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "Act"). In the absence of an effective registration of such securities or an exemption therefrom, any certificates for such securities shall bear the legend set forth on the first page hereof. The Holder understands that it must bear the economic risk of its investment in this Warrant and any securities obtainable upon exercise of this Warrant for an indefinite period of time, as this Warrant and such securities have not been registered under Federal or state securities laws and therefore cannot be sold unless subsequently registered under such laws, unless as exemption from such registration is available.

                (b) The Holder, by its acceptance of its Warrant, represents and warrants to the Company that it has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the prospective investment in Warrant Shares and of making an informed investment decision with respect thereto. The Holder acknowledges that any disclosure materials it has received from the Company may not contain all information that is necessary to make an investment decision with respect to the Company and the Warrant Shares and that it must rely on its own examination of the Company and the terms and conditions of this Warrant prior to making any investment decision with respect to the Warrant Shares. The Holder further represents and warrants that it has been afforded full opportunity to ask questions and obtain copies of all relevant documents concerning the Company and the Warrant Shares, and all of its questions and requests for documents and information have been answered to its complete satisfaction.

                (c) The Holder, by its acceptance of its Warrant, represents to the Company that it is acquiring this Warrant and will acquire any securities obtainable upon exercise of this Warrant for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Act. The Holder agrees that this Warrant and any such securities will not be sold or otherwise transferred unless (i) a registration statement with respect to such transfer is effective under the Act and any applicable state securities laws or (ii) such sale or transfer is made pursuant to one or more exemptions from the Act.

                7. Status of Holder. This Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise hereof.

                8. Notices. No notice or other communication under this Warrant shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have been given if, the same is in writing and is mailed by first-class mail, postage prepaid, addressed to:

                (a) the Company c/o Audubon Business and Technology Center, Columbia-Presbyterian Medical Center, 3960 Broadway, 4th Floor, New York, NY 10032, Attention: President, or such other address as the Company has designated by notice to the Holder; or

                (b) the Holder at 4 White Rock Terrace, Holmdel, NJ 07733 or such other address as the Holder has designated by notice to the Company.

                9. Headings. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

                10. Applicable Law. This Warrant shall be governed by and construed in accordance with the law of the State of New York without giving effect to principles of conflicts of law thereof.

                11. Amendments. This Warrant may be amended only by mutual written agreement of the Company and the holder or holders holding Class C Warrants exercisable for a majority of the shares of Common Stock issuable upon exercise of all then-outstanding Class C Warrants (the "Majority Holders"), and the Company may take any action herein prohibited or omit to take any action herein required to be performed by it, and any breach of any covenant, agreement, warranty or representation may be waived, only if the Company has obtained the written consent or waiver of the Majority Holders.

                12. Lock-up. (a) General Lock-up. If the Company shall effect a primary or a secondary public offering of its securities or if at any time, the Company shall register its shares of Common Stock under the Securities Act for sale to the public, the holder or holders of Common Stock issued or issuable upon exercise of this Warrant shall not sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose publicly of, any shares of Common Stock without the prior written consent of the Company during the period beginning ten (10) days prior to the effectiveness of the registration statement pursuant to which such public offering shall be made and ending on the date 180 days after the effective date of such registration statement. By acceptance of this Warrant, or the shares of Common Stock issued or issuable upon exercise hereof, the holder hereof or thereof agrees to be bound by the terms of this Section 12.

                        (b) Special IPO Lock-up. In the event of an initial public offering (the "IPO") of Common Stock (whether such IPO occurs prior to or after the issuance hereof), the Holder, during the period commencing seven days prior to the date of the final prospectus relating to the IPO and ending 360 days thereafter (the "Restricted Period"):

                        (i) agrees not to (x) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or other capital stock of the Company or any securities convertible into or exercisable or exchangeable for any shares of Common Stock or other capital stock of the Company (collectively, the "Securities") or (y) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Securities of the Company, or publicly announce an intention to effect any such transaction (regardless of whether any of the transactions described in clause (x) or (y) is to be settled by the delivery of Common Stock, or such other Securities, in cash or otherwise), without the prior written consent of the lead underwriter for such IPO (the "Underwriter");

                        (ii) authorizes the Company to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of the Company with respect to any Securities for which the Holder is the record holder and, in the case of any such Securities for which the Holder is the beneficial but not the record holder, agrees to cause the record holder to authorize the Company to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on such books and records with respect to such Securities; and

                        (iii)   agrees that the restrictions set forth in this
        Section 12(b) shall apply (A) for 450 days with respect to any transaction involving any Securities in excess of one-third (1/3) of the Securities held by the Holder on the date of the final prospectus,

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        and (B) for 540 days with respect to any transaction involving any
        Securities in excess of two-thirds (2/3) of the Securities held by the Holder on the date of the final prospectus.

                IN WITNESS WHEREOF, the undersigned, acting for and on behalf of the Company, has executed this Warrant as of the date first written above.

                                      NEPHROS, INC.


                                      By:  /s/ Norman Barta
                                           -------------------------
                                           Name:  Norman Barta
                                           Title: President and Chief Executive
                                                  Officer

                                  SUBSCRIPTION

                The undersigned, ____________________________, pursuant to the provisions of the foregoing Warrant, hereby elects to exercise the within Warrant to the extent of purchasing _____________________ shares of Common Stock thereunder and hereby makes payment of $_______________ by certified or official bank check in payment of the exercise price therefor.

Dated:                                 Signature:
      ------------------                         ----------------------------
                                       Address:
                                               -------------------------------


                                CASHLESS EXERCISE

                The undersigned, ____________________________, pursuant to the provisions of the foregoing Warrant, hereby elects to exchange the within Warrant for up to ______________ shares of Common Stock of Nephros, Inc. pursuant to the cashless exercise provisions of the Warrant. The undersigned hereby confirms the representations, warranties and covenants made by it in the Warrant.

Dated:                                 Signature:
      ------------------                         ----------------------------
                                       Address:
                                               -------------------------------

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                                   ASSIGNMENT

                FOR VALUE RECEIVED _______________________________________
hereby sells, assigns and transfers unto _____________________________________
the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint _____________________________, attorney, to transfer said Warrant on the books of Nephros, Inc.

Dated:                                 Signature:
      ------------------                         ----------------------------
                                       Address:
                                               ------------------------------


                               PARTIAL ASSIGNMENT

                FOR VALUE RECEIVED __________________________ hereby assigns and transfers unto _________________________ the right to purchase __________ shares of the Common Stock, $.001 par value per share, of Nephros, Inc. covered by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced thereby, and does irrevocably constitute and appoint __________________________, attorney, to transfer that part of said Warrant on the books of Nephros, Inc.

Dated:                                 Signature:
      ------------------                         ----------------------------
                                       Address:
                                               ------------------------------

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